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                                                                  EXHIBIT 1.1

                               EarthShell Corporation

                                10,560,000 Shares (1)
                                     Common Stock
                                   ($.01 par value)

                             U.S. Underwriting Agreement

                                                              New York, New York
                                                                 March    , 1998
Smith Barney Inc.
Credit Suisse First Boston Corporation
  As U.S. Representatives of the several
  U.S. Underwriters,
c/o Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

          EarthShell Corporation, a Delaware corporation (the "Company"), and the persons named in Schedule II hereto (the "Selling Stockholders"), propose to sell to the underwriters named in Schedule I hereto (the "U.S. Underwriters"), for whom you (the "U.S. Representatives," together with the International Representatives, as defined in the International Underwriting Agreement, being hereinafter called the "Representatives") are acting as representatives, 10,560,000 shares of Common Stock, par value $.01 ("Common Stock"), of the Company (said shares to be issued and sold by the Company and shares to be sold by the Selling Stockholders collectively being hereinafter called the "U.S. Underwritten Securities"). The Company and certain of the Selling Stockholders (the "Contributing Stockholders") also propose to grant to the U.S. Underwriters an option to purchase up to 1,584,000 additional shares of Common Stock (the "U.S. Option Securities"; the U.S. Option Securities, together with the U.S. Underwritten Securities, being hereinafter called the "U.S. Securities"). It is understood that the Company and the Selling Stockholders are concurrently entering into an International Underwriting Agreement dated the date hereof (the "International Underwriting Agreement") providing for the sale by the Company and the Selling Stockholders of an aggregate of 2,640,000 shares of Common Stock (said shares to be sold by the Company and the Selling Stockholders) pursuant to the International Underwriting Agreement being hereinafter called the "International Underwritten Securities", and providing for the grant to the International Underwriters, as

--------------------

(1) Plus an option to purchase from Earthshell Corporation and certain of the Selling Stockholders up to 1,584,000 additional shares to cover over-allotments.

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defined in the International Underwriting Agreement (the International
Underwriters, together with the U.S. Underwriters, being hereinafter called the "Underwriters") of an option to purchase from the Company and the Contributing Stockholders up to 396,000 additional shares of Common Stock (the "International Option Securities"; the International Option Securities, together with the International Underwritten Securities, being hereinafter called the "International Securities" and the U.S. Securities, together with the International Securities, being hereinafter called the "Securities"). It is further understood and agreed that the International Underwriters and the U.S. Underwriters have entered into an Agreement Between U.S. Underwriters and International Underwriters dated the date hereof (the "Agreement Between U.S. Underwriters and International Underwriters"), pursuant to which, among other things, the International Underwriters may purchase from the U.S. Underwriters a portion of the U.S. Securities to be sold pursuant to the U.S. Underwriting Agreement and the U.S. Underwriters may purchase from the International Underwriters a portion of the International Securities to be sold pursuant to the International Underwriting Agreement. To the extent there are no additional U.S. Underwriters listed on Schedule I other than you, the term U.S. Representatives as used herein shall mean you, as U.S. Underwriters, and the terms U.S. Representatives and U.S. Underwriters shall mean either the singular or plural as the context requires.

          1.   REPRESENTATIONS AND WARRANTIES.

               (a) The Company represents and warrants to, and agrees with, each U.S. Underwriter as set forth below in this Section 1. Certain terms used in this Section 1 are defined in Section 17 hereof.

                    (i) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (file number 333-13287) on Form S-1, including related preliminary prospectuses, for the registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including the related preliminary prospectuses, each of which has previously been furnished to you. The Company will next file with the Commission either (A) prior to the Effective Date of such registration statement, a further amendment to such registration statement (including the form of final prospectus) or (B) after the Effective Date of such registration statement, final prospectuses in accordance with Rules 430A and 424(b)(1), (3) or (4). In the case of clause (B), the Company has included in such registration statement, as amended at the Effective Date, all information (other than, at the option of the Company, Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Prospectuses. As filed, such amendment and form of final prospectuses, or such final prospectuses (the "Registration Statement"), shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the U.S. Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information


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     and other changes (beyond that contained in the latest U.S. Preliminary
     Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

                    It is understood that two forms of prospectus are to be used in connection with the offering and sale of the Securities: one form of prospectus relating to the U.S. Securities, which are to be offered and sold to United States and Canadian Persons, and one form of prospectus relating to the International Securities, which are to be offered and sold to persons other than United States and Canadian Persons. The two forms of prospectus are identical except for the outside front cover page, the inside front cover page, the discussion under the headings "Underwriting" and "Subscription and Sale" and the outside back cover page. Such form of prospectus relating to the U.S. Securities as first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is made, such form of prospectus included in the Registration Statement at the Effective Date, is hereinafter called the "U.S. Prospectus"; such form of prospectus relating to the International Securities as first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is made, such form of prospectus included in the Registration Statement at the Effective Date, is hereinafter called the "International Prospectus"; and the U.S. Prospectus and the International Prospectus are hereinafter collectively called the "Prospectuses."

                    (ii) On the Effective Date, the Registration Statement did or will, and when the Prospectuses are first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which shares sold in respect of the Underwriters' over-allotment option are purchased, if such date is not the Closing Date (a "settlement date"), each Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, each Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, each Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectuses (or any supplement thereto) in reliance upon and in conformity with information furnished herein or in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectuses (or any supplement thereto).

                    (iii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own its properties and


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     conduct its business as described in the Prospectuses, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification.

                    (iv) The Company's authorized equity capitalization is as set forth in the Prospectuses; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectuses; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters, will be fully paid and nonassessable; the Securities have been duly authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution on The Nasdaq Stock Market's National Market (the "Nasdaq National Market"); the certificates for the Securities are in valid and sufficient form and, in all material respects, are duplicative of the specimen certificate filed as an exhibit to the Registration Statement; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities, except which rights have been effectively satisfied or waived; and, except as set forth in the Registration Statement, the Company has not issued or granted any options, warrants or other rights to purchase, agreements or other obligations to issue, or issued or granted any rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company, except for any of the foregoing which have expired or terminated or which are otherwise no longer outstanding.

                    (v) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectuses, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Prospectuses under the headings "Certain United States Federal Income Tax Considerations" and "Shares Eligible for Future Sale" fairly summarize the matters therein described.

                    (vi) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms.

                    (vii) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectuses, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended;

                    (viii) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction inside or outside of the United States


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     in connection with the purchase and distribution of the Securities by the
     Underwriters in the manner contemplated herein and in the Prospectuses.

                    (ix) Neither the issue and sale of the Securities nor the consummation of any other of the transactions contemplated herein nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the charter or by-laws of the Company or (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties.

                    (x) No holders of securities of the Company have pre-emptive rights or the right to the registration of such securities under the Registration Statement, or if such rights exist, they have been validly and legally satisfied or waived and will not be violated by the transactions contemplated in this Agreement.

                    (xi) The consolidated financial statements and schedules of the Company included in the Prospectuses and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and the rules and regulations thereunder and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption "Selected Financial Data" in the Prospectuses and Registration Statement fairly present, on the basis stated in the Prospectuses and the Registration Statement, the information included therein.

                    (xii) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto) (a "Material Adverse Effect").

                    (xiii) The Company owns or leases all such properties as are necessary to the conduct of its operations as presently conducted; the Company is not in


                                          5
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     violation of any law, rule or regulation of any Federal, state or local governmental or regulatory authority applicable to it or is not in non-compliance with any term or condition of, or has failed to obtain and maintain in effect, any license, certificate, permit or other governmental authorization required for the ownership or lease of its property or the conduct of its business, which violation, non-compliance or failure would individually or in the aggregate have a Material Adverse Effect; and the Company has not received notice of any proceedings relating to the revocation or material modification of any such license, certificate, permit or other authorization.

                    (xiv)     The Company is not in violation or default of
     (i) any provision of its charter or by-laws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or
     (iii) any statute, law, rule or regulation, or any judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, as applicable.

                    (xv) Deloitte & Touche LLP, who have certified certain financial statements of the Company and delivered their report with respect to the audited consolidated financial statements and schedules included in the Prospectuses, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

                    (xvi) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

                    (xvii) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.

                    (xviii)   No labor disturbance by or dispute with the
     employees of the Company exists or is threatened or imminent that could result in a Material Adverse Effect.

                    (xix) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to


                                          6
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     believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

                    (xx) The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its businesses, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                    (xxi) The Company is not in violation of any federal or state law or regulation relating to occupational safety and health or to the storage, handling or transportation of hazardous or toxic materials and the Company has received all permits, licenses or other approvals required of it under applicable federal and state occupational safety and health and environmental laws and regulations to conduct its business, and the Company is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which would not, singly or in the aggregate, result in a Material Adverse Effect.

                    (xxii) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that
     (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;
     (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                    (xxiii)   The Company owns or has obtained licenses for the
     patents, patent applications, trade and service marks, trade secrets and other intellectual properties referenced or described in the Prospectuses as being owned by or licensed to it (collectively, the "Intellectual Property"). Except as set forth in the Prospectuses under the caption "Business--Patents, Proprietary Rights and Trademarks," (a) to the Company's knowledge, there are no rights of third parties to any such Intellectual Property; (b) to the Company's knowledge, there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) to the Company's knowledge, there is no pending or threatened action, suit, proceeding or claim by others


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     challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (e) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (f) to the Company's knowledge, there is no Patent or published Patent application which contains claims that infringe any Intellectual Property described in the Prospectuses as being owned by or licensed to the Company or that interferes with the issued or pending claims of any such Intellectual Property; and (g) to the Company's knowledge, there is no prior art that may render any Patent licensed to the Company invalid or any Patent application licensed to the Company unpatentable which has not been disclosed to the Patent and Trademark Office. The Company owns the Intellectual Property or has the rights to the Intellectual Property that is necessary to conduct its business as described in the Prospectuses.

                    (xxiv) Except as disclosed in the Registration Statement and the Prospectuses, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of Salomon Brothers Inc, Smith Barney Inc. or Credit Suisse First Boston Corporation, and
     (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of Salomon Brothers Inc, Smith Barney Inc., Credit Suisse First Boston Corporation or any other Underwriter, except for cumulative dividends and accrued interest payable upon redemption of the Company's Series A Cumulative Senior Convertible Preferred Stock.

                    (xxv) The Company does not own or control, either directly or indirectly, any other corporation or the capital stock of any other corporation.

                    (xxvi) Except as disclosed in the Prospectuses, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the Offering.

                    (xxvii)   Except as disclosed in the Prospectuses, the
     Company has good and marketable title to all properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by it; and except as disclosed in the Prospectuses, the Company holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use or to be made thereof by them.

                    (xxviii) Since the date of the latest audited financial statements included in the Prospectuses, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition


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     (financial or otherwise), business, prospects, properties or results of operations of the Company, and, except as disclosed in or contemplated by the Prospectuses, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                    (xxix) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or other agreements or transactions with, to or for the benefit of any of the officers or directors of the Company or any of the members of the families of any of them, except as disclosed in the Registration Statement and the Prospectuses.

                    (xxx)     The Company has complied with all provisions of
     Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliated located in Cuba.

                    (xxxi) Unless otherwise agreed to in writing by the Representatives, the Company has furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each officer, director and stockholder of the Company addressed to the Underwriters, in which each such person has agreed that, until such date which is (a) 270 days after the Closing Date if such person is a Selling Stockholder or (b) 180 days after the Closing Date if such person is not a Selling Stockholder, without the prior written consent of Salomon Brothers Inc, such person will not, directly or indirectly, offer, sell, contract to sell, grant any option or warrant for the sale of, register, loan, pledge, grant any rights with respect to, or otherwise transfer or dispose of any shares of capital stock of the Company or securities convertible into or exchangeable or exercisable for, or any rights to purchase or acquire, such shares of capital stock, including, without limitation, Common Stock which now or hereafter may be deemed to be beneficially owned by such person, subject to certain exceptions specified therein. It is understood that as joint book-running managers Salomon Brothers Inc and Smith Barney Inc., on the one hand, and Credit Suisse First Boston Corporation, on the other hand, have agreed not to release the Company or any stockholders of the Company from any restriction on transactions relating to the Company's securities without the written consent of the other.

                    (xxxii)   The Amended and Restated License Agreement between
     the Company and E. Khashoggi Industries, LLC ("EKI") (the "Amended and Restated License Agreement") has been duly authorized, executed and delivered and is a legal, valid and binding agreement, enforceable against EKI in accordance with its terms.

                    (xxxiii) The Company has not distributed and will not distribute prior to the later of (i) the Closing Date, or any date on which U.S. Option Securities are to be purchased, as the case may be, and (ii) completion of the distribution of the Securities, any offering material in connection with the offering and sale of the Securities

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     other than any Preliminary Prospectuses, the Prospectuses, the Registration
     Statement and other materials, if any, permitted by the Act.

                    (xxxiv)    The Company has not at any time during the last
     five (5) years (i) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

                    (xxxv) The Company has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities and has not effected any sales of shares of Common Stock which, if effected by the issuer, would be required to be disclosed in response to Item 701 of Regulation S-K, except as set forth in the Registration Statement.

          Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each U.S. Underwriter.

               (b) Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, each U.S. Underwriter that:

                    (i) Such Selling Stockholder is the lawful owner of the Securities to be sold by such Selling Stockholder hereunder and under the International Underwriting Agreement and upon sale and delivery of, and payment for, such Securities, as provided herein, such Selling Stockholder will convey good and marketable title to such Securities, free and clear of all liens, encumbrances, equities and claims whatsoever.

                    (ii) Such Selling Stockholder has no reason to believe that the discussion contained under the caption "Principal and Selling Stockholders" contained in the Registration Statement and Prospectuses is not true and correct.

                    (iii) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities and has not effected any sales of shares of Common Stock which, if effected by the issuer, would be required to be disclosed in response to Item 701 of Regulation S-K.

                    (iv) Certificates in negotiable form for such Selling Stockholder's Securities have been placed in custody, for delivery pursuant to the terms of this Agreement, under a Custody Agreement and Power of Attorney duly authorized, executed and delivered by such Selling Stockholder, in the form heretofore furnished to you (the "Custody Agreement and Power of Attorney") with U.S. Stock Transfer Corporation, as Custodian (the "Custodian"); the Custody Agreement and Power of Attorney is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms; the Securities represented by the certificates so held in custody for each Selling Stockholder are subject to the interests hereunder of the Underwriters, the Company and the other Selling Stockholders; the arrangements for custody and delivery of such certificates, made by such Selling Stockholder hereunder and under the Custody Agreement and Power of Attorney, are not subject to termination by any acts of such Selling Stockholder, or by operation of law, whether by the death or incapacity of such Selling Stockholder or the occurrence of any other event; and if any such death, incapacity or any other such event shall occur before the delivery of such Securities hereunder, certificates for the Securities will be delivered by the Custodian in accordance with the terms and conditions of this Agreement and the Custody Agreement and Power of Attorney as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian shall have received notice of such death, incapacity or other event.

                    (v) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction inside or outside of the United States in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectuses.

                    (vi) Except as disclosed in the Prospectuses, there are no contracts, agreements or understandings between the Selling Stockholders and any person, including the Company, that would give rise to a valid claim against the Selling Stockholder, the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the Offering.

                    (vii) Neither the sale of the Securities being sold by such Selling Stockholder, nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder, or the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or by-laws or trust documents of such Selling Stockholder or the terms of any indenture or other agreement or instrument to which such Selling Stockholder, or any of its subsidiaries is a party or bound, or any judgment, order or decree applicable to such Selling Stockholder, or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder, or any of its subsidiaries.

                    (viii) Such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities.

                    (ix) Such Selling Stockholder has reviewed the "Principal and Selling Stockholders" section of the Prospectuses and will comply with all agreements and satisfy all conditions on its part to be complied with or satisfied pursuant to this Agreement on or prior to the Closing Date and will advise one of its Attorneys and Smith Barney Inc., prior to the Closing Date if any statement to be made on behalf of such Selling Stockholder contemplated hereunder would be inaccurate if made as of the Closing Date.

                    (x) Such Selling Stockholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Securities that are to be sold by the Company or any of the other Selling Stockholders to the Underwriters pursuant to this Agreement; such Selling Stockholder does not have, or has waived prior to the date hereof, any registration right or other similar right to participate in the offering made by the Prospectuses, other than such rights of participation as have been satisfied by the participation of such Selling Stockholder in the transactions to which this Agreement relates in accordance with the terms of this Agreement; and such Selling Stockholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, rights, warrants, options or other securities from the Company, other than those described in the Registration Statement and the Prospectuses.

                    (xi) Such Selling Stockholder has executed and furnished to the Company a letter substantially in the form of Exhibit A hereto addressed to the U.S. Representatives, in which such Selling Stockholder has agreed that, until such date which is 270 days after the Closing Date, without the prior written consent of Salomon Brothers Inc, such Selling Stockholder will not, directly or indirectly, offer, sell, contract to sell, grant any option or warrant for the sale of, register, loan, pledge, grant any rights with respect to, or otherwise transfer or dispose of any shares of capital stock of the Company or securities convertible into or exchangeable or exercisable for, or any rights to purchase or acquire, such shares of capital stock, including, without limitation, Common Stock which now or hereafter may be deemed to be beneficially owned by such Selling Stockholder, subject to certain exceptions provided therein It is understood that as joint book-running managers Salomon Brothers Inc and Smith Barney Inc., on the one hand, and Credit Suisse First Boston Corporation, on the other hand, have agreed not to release the Company or any stockholders of the Company from any restriction on transactions relating to the Company's securities without the written consent of the other.

                    (xii) Such Selling Stockholder will cooperate to the extent necessary to cause the Registration Statement or any post-effective amendment thereto to become effective at the earliest possible time.

                    (xiii) Such Selling Stockholder has no reason to believe that the Preliminary Prospectuses dated February 24, 1998 contained any untrue statements of fact that would be considered material by an investor or failed to contain material facts necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; it being understood that such Selling Stockholder has neither verified, nor made any independent investigation, search or inquiry of, any facts or statements made in the Preliminary Prospectuses.

               (c) EKI represents and warrants to, and agrees with, each U.S. Underwriter that:

                    (i) EKI has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own its properties and conduct its business, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification.

                    (ii) This Agreement has been duly authorized, executed and delivered by EKI and constitutes a valid and binding obligation of EKI enforceable in accordance with its terms.

                    (iii) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction inside or outside of the United States in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectuses.

                    (iv) The Amended and Restated License Agreement has been duly authorized, executed and delivered and is a legal, valid and binding agreement, enforceable against EKI in accordance with its terms.

                    (v) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving EKI or its property is pending or, to the best knowledge of EKI, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of EKI, taken as a whole, whether or not arising from transactions in the ordinary course of business.

                    (vi) EKI is not in violation or default of and the consummation of the transactions herein contemplated will not give rise to a claim of violation or default of (i) any provision of its charter or by-laws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other material agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule or regulation, or any judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over EKI or any of its properties, as applicable.

                   (vii)      On the Effective Date and at the Execution
     Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, each Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, each Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that EKI makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectuses (or any supplement thereto) in reliance upon and in conformity with information furnished herein or in writing to EKI by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectuses (or any supplement thereto).

          2.   PURCHASE AND SALE.

               (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company and each Selling Stockholder agrees, severally and not jointly, to sell to the U.S. Underwriters the amount of U.S. Underwritten Securities set forth opposite such person's name on Schedule II, and each U.S. Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders, at a purchase price of $____ per share, the amount of the U.S. Underwritten Securities set forth opposite such U.S. Underwriter's name in Schedule I hereto.

               (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, each Contributing Stockholder hereby grants an option to the several U.S. Underwriters to purchase, severally and not jointly, the amount of the U.S. Option Securities set forth opposite their name on Schedule III at the same purchase price per share as the U.S. Underwriters shall pay for the U.S. Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the U.S. Underwritten Securities by the U.S. Underwriters. Said option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the U.S. Prospectus upon written or telegraphic notice by the U.S. Representatives to the Company and the Contributing Stockholders setting forth the number of shares of the U.S. Option Securities as to which the several U.S. Underwriters are exercising the option and the settlement date. Delivery of certificates for the shares of U.S. Option Securities by the Company and the Contributing Stockholders, and payment therefor to the Company and the Contributing Stockholders, shall be made as provided in Section 3 hereof. The maximum number of shares of the U.S. Option Securities to be sold by the Company and the Contributing Stockholders is set forth in Schedule III hereof. If for any reason any Contributing Stockholder fails or is unable to sell any portion of the U.S. Option Securities set forth opposite their name in Schedule III hereof, the Company agrees to issue and sell to the U.S. Underwriters such additional number of securities at the same purchase price per share as the U.S. Underwriters shall pay for the U.S. Underwritten Securities. In the event that the U.S. Underwriters exercise less than their full over-allotment option, the number of shares of the U.S. Option Securities to be sold by each party listed on Schedule III shall be, as nearly as practicable, in the same proportion to each other as are the number of shares of the U.S. Option Securities listed opposite their respective names on said Schedule III. The number of shares of the U.S. Option Securities to be purchased by each U.S. Underwriter shall be the same percentage of the total number of shares of the U.S. Option Securities to be purchased by the several U.S. Underwriters as such U.S. Underwriter is purchasing of the U.S. Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

          3. DELIVERY AND PAYMENT. Delivery of and payment for the U.S. Underwritten Securities and the U.S. Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on _______________, 1998, or at such time on such later date not more than three Business Days after the foregoing date as the U.S. Representatives and the International Representatives shall designate, which date and time may be postponed by agreement among the U.S. Representatives, the International Representatives, the Company and the Selling Stockholders, or as provided in
Section 9 hereof (such date and time of delivery and payment for the U.S. Securities being herein called the "Closing Date"). Delivery of the U.S. Securities shall be made to the U.S. Representatives for the respective accounts of the several U.S. Underwriters against payment by the several U.S. Underwriters through the U.S. Representatives of the respective aggregate purchase prices of the U.S. Securities being sold by the Company and each of the Selling Stockholders to or upon the order of the Company and the Selling Stockholders by wire transfer payable in same-day funds to two separate accounts specified by the Company and one separate account specified by the Selling Stockholders. Delivery of the U.S. Underwritten Securities and the U.S. Option Securities shall be made through the facilities of The Depository Trust Company unless the U.S. Representatives shall otherwise instruct.

          Each Selling Stockholder will pay all applicable state transfer taxes, if any, involved in the transfer to the several U.S. Underwriters of the U.S. Securities to be purchased by them from such Selling Stockholder and the respective U.S. Underwriters will pay any additional stock transfer taxes involved in further transfers.

          If the option provided for in Section 2(b) hereof is exercised after the third business day prior to the Closing Date, the Contributing Stockholders and the Company, if applicable, will deliver the U.S. Option Securities (at the expense of the Company) to the U.S. Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the U.S. Representatives (which shall be within three Business Days after exercise of said option) and certificates for the U.S. Option Securities in such names and denominations as the U.S. Representatives shall have requested for the respective accounts of the several U.S. Underwriters, against payment by the several U.S. Underwriters through the U.S. Representatives of the purchase price thereof to or upon the order of the Contributing Stockholders and the Company, if applicable, by wire transfer payable in same-day funds to one account specified by the Contributing Stockholders and one account specified by the Company, if applicable. If settlement for the U.S. Option Securities occurs after the Closing Date, the Company and the Contributing Stockholders will deliver to the U.S. Representatives on the settlement date for the U.S. Option Securities, and the obligation of the U.S. Underwriters to purchase the U.S. Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

          It is understood and agreed that the Closing Date shall occur simultaneously with the "Closing Date" under the International Underwriting Agreement, and that the settlement date, if any, shall occur simultaneously with the "settlement date" under the International Underwriting Agreement.

          4. OFFERING BY UNDERWRITERS. It is understood that the several Underwriters propose to offer the U.S. Securities for sale to the public as set forth in the U.S. Prospectus.

          5.   AGREEMENTS.

               (a)  The Company agrees with the several Underwriters that:

                    (i) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereto, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectuses or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectuses is otherwise required under Rule 424(b), the Company will cause the Prospectuses, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the U.S. Representatives of such timely filing. The Company will promptly advise the U.S. Representatives (A) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (B) when the Prospectuses, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission,
     (C) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (D) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectuses or of any additional information, (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (F) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

                    (ii) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which either of the Prospectuses as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement either of the Prospectuses to comply with the Act or the rules thereunder, the Company promptly will (i) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and
     (ii) supply any supplemented Prospectuses to you in such quantities as you may reasonably request.

                    (iii) As soon as practicable, the Company will make generally available to its security holders and to the U.S. Representatives an earnings statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                    (iv) The Company will furnish to the U.S. Representatives and counsel for the U.S. Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other U.S. Underwriter and each Selling Stockholder a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an U.S. Underwriter or dealer may be required by the Act or otherwise required, as many copies of each U.S. Preliminary Prospectus and the U.S. Prospectus and any supplement thereto as the U.S. Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

                    (v) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the U.S. Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the U.S. Securities and will pay any fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering.

                    (vi) The Company will not, for a period of 270 days following the Execution Time, without the prior written consent of Salomon Brothers Inc and the U.S. Representatives, offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or could be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, or announce the offering of, any other shares of Common Stock or any securities convertible into, or exchangeable for, shares of Common Stock; PROVIDED, HOWEVER, that the Company may issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.

                    (vii) For a period of 270 days following the Execution Time, the Company will not, without the prior written consent of Smith Barney Inc. and the U.S. Representatives, release or waive any of the obligations of its stockholders pursuant to any agreements between the Company and its stockholders which restrict the transfer, encumbrance, offer or disposal of the Company's securities.

               (b) Each U.S. Underwriter agrees that (i) it is not purchasing any of the U.S. Securities for the account of anyone other than a United States or Canadian Person, (ii) it has not offered or sold, and will not offer or sell, directly or indirectly, any of the U.S. Securities or distribute any U.S. Prospectus to any person outside the United States or Canada, or to anyone other than a United States or Canadian Person, and (iii) any dealer to whom it may sell any of the U.S. Securities will represent that it is not purchasing for the account of anyone other than a United States or Canadian Person and agree that it will not offer or resell, directly or indirectly, any of the U.S. Securities outside the United States or Canada, or to anyone other than a United States or Canadian Person or to any other dealer who does not so represent and agree; PROVIDED, HOWEVER, that the foregoing shall not restrict (A) purchases and sales between the International Underwriters on the one hand and the U.S. Underwriters on the other hand pursuant to the Agreement Between U.S. Underwriters and International Underwriters, (B) stabilization transactions contemplated under the Agreement Between U.S. Underwriters and International Underwriters, conducted through Smith Barney Inc. (or through the U.S. Representatives and International Representatives) as part of the distribution of the Securities, and (C) sales to or through (or distributions of U.S. Prospectuses or U.S. Preliminary Prospectuses to) United States or Canadian Persons who are investment advisors, or who otherwise exercise investment discretion, and who are purchasing for the account of anyone other than a United States or Canadian Person.

               (c) The agreements of the U.S. Underwriters set forth in paragraph (b) of this Section 5 shall terminate upon the earlier of the following events:

                    (i) a mutual agreement of the U.S. Representatives and the International Representatives to terminate the selling restrictions set forth in paragraph (b) of this Section 5 and in Section 5(b) of the International Underwriting Agreement; or

                    (ii) the expiration of a period of 30 days after the Closing Date, unless (A) the Representatives shall have given notice to the Company that the distribution of the International Securities by the International Underwriters has not yet been completed, or (B) the Representatives shall have given notice to the Company that the distribution of the U.S. Securities by the U.S. Underwriters has not yet been completed. If such notice by the Representatives or the International Representatives is given, the agreements set forth in such paragraph
     (b) shall survive until the earlier of (1) the event referred to in clause (i) of this subsection (c) or (2) the expiration of an additional period of 30 days from the date of any such notice.

               (d) Unless otherwise agreed to by the Representatives, each Selling Stockholder agrees that, until such date which is 270 days after the Closing Date, without the prior written consent of Salomon Brothers Inc and the U.S. Representatives, such Selling Stockholder will not, directly or indirectly, offer, sell, contract to sell, grant any option or warrant for the sale of, register, loan, pledge, grant any rights with respect to, or otherwise transfer or dispose of any shares of capital stock of the Company or securities convertible into or exchangeable or exercisable for, or any rights to purchase or acquire, such shares of capital stock, including, without limitation, Common Stock which now or hereafter may be deemed to be beneficially owned by such Selling Stockholder, subject to certain exceptions provided therein. It is understood that as joint book-running managers Salomon Brothers Inc and Smith Barney Inc., on the one hand, and Credit Suisse First Boston Corporation, on the other hand, have agreed not to release any Selling Stockholder from any restriction on transactions relating to the Company's securities without the written consent of the other. Each Selling Stockholder also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the securities held by such Selling Stockholder except in compliance with this restriction.

          6. CONDITIONS TO THE OBLIGATIONS OF THE U.S. UNDERWRITERS. The obligations of the U.S. Underwriters to purchase the U.S. Underwritten Securities and the U.S. Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company, EKI and Selling Stockholders contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company, EKI and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company, EKI and the Selling Stockholders of their respective obligations to be performed at or before the Closing Date and to the following additional conditions:

               (a) If the Registration Statement has not become effective prior to the Execution Time, unless the U.S. Representatives and the International Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of either of the Prospectuses, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectuses, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

               (b) The Company shall have furnished to the U.S. Representatives and the Selling Stockholders the opinion of Gibson, Dunn & Crutcher LLP, counsel for the Company, dated the Closing Date, to the effect that:

                    (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with full corporate power and authority to own its properties and conduct its business as described in the Prospectuses, is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except in jurisdictions in which the failure to be so qualified would not have a Material Adverse Effect, and to the knowledge of such counsel after due inquiry, the Company has no subsidiaries;

                    (ii) The Company's authorized equity capitalization is as set forth in the Prospectuses; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectuses; the outstanding shares of Common Stock (including the Securities being sold hereunder by the Selling Stockholders) have been duly and validly authorized and issued and are fully paid and nonassessable; the certificates for the Securities are in valid and sufficient form; and to the knowledge of such counsel after due inquiry, the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities, except which rights have been validly and legally satisfied or waived; and, except as set forth in the Prospectuses, to the knowledge of such counsel after due inquiry, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding, except for any of the foregoing which have expired or terminated or which are otherwise no longer outstanding or those set forth in the Registration Statement;

                    (iii) Upon delivery of the shares of Common Stock of the Company pursuant to this Agreement and payment therefor as contemplated herein, the Underwriters will acquire good and marketable title to such shares of Common Stock free and clear of any lien, claim, security interest, or other encumbrance, restriction on transfer or other defect in title;

                    (iv) To the knowledge of such counsel following due inquiry but without search of court or agency records, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectuses, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectuses, or to be filed as an exhibit thereto, which is not described or filed as required; the descriptions contained in the Prospectuses under the heading "Certain United States Federal Income Tax Considerations" constitute fair summaries of those statutes and regulations discussed therein applicable to the offering of the U.S. Securities; and the statements in the Prospectuses under the heading "Shares Eligible for Future Sale" fairly summarize the matters therein described;

                    (v) The Registration Statement has become effective under the Act; any required filing of the Prospectuses, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened, and the Registration Statement and each of the Prospectuses (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder; and the descriptions in the Registration Statement and the Prospectuses of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; provided however, that such counsel may exclude descriptions of statutes and legal and governmental proceedings set forth in the Intellectual Property Portion (as defined in Section 6(c)(iv) below) and the Regulatory Portion (as defined in Section 6(d)(i) below) of the Registration Statement and Prospectuses, and under the headings "Risk Factors--Environmental Perception of EarthShell Products" and "Business--The EarthShell Solution--Environmental Impact" of the Registration Statement and Prospectuses);

                    (vi) This Agreement has been duly authorized, executed and delivered by the Company;

                    (vii) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectuses, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended;

                    (viii) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required on behalf of the Company in connection with the sale of the U.S. Securities as contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction and the securities laws of any jurisdiction outside the United States in connection with the purchase and distribution of the Securities by the U.S. Underwriters in the manner contemplated in this Agreement and in the Prospectuses;

                    (ix) Neither the issue and sale of the Securities, nor the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the charter or by-laws of the Company or (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject which is listed as an exhibit to the Registration Statement or described in the Prospectuses, or
     (iii) any statute, law, rule or regulation, or any judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, except for any violation, breach or imposition which would not have a Material Adverse Effect;

                    (x) To the knowledge of such counsel after due inquiry, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement except for such rights as are specified in (a) the Registration Rights Agreement dated February 28, 1995, (b) the Registration Rights Agreement dated September 16, 1993, (c) the Agreement between EKI and Jimmy Argyropolous dated October 13, 1992, and (d) the Registration Rights Agreements between the Company, Eva Ein, Kenny Loggins and Barry DeVorzon dated April 23, 1993, in each of cases (a) through (d), which rights have been legally and validly satisfied or waived; and

                    (xi) To such counsel's knowledge after due inquiry, there are no contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or Prospectuses that are not filed or described as required.

In addition, such opinion shall state that such counsel has participated in the preparation of the Registration Statement and Prospectuses as counsel to the Company. Such participation included conferences with officers of the Company and the Company's independent accountants, but did not include verification by such counsel of the facts stated in the Registration Statement and the Prospectuses and, therefore, would not necessarily reveal any material misstatements of fact or omission to state a material fact. On the basis of such participation, nothing has come to such counsel's attention which causes such counsel to believe that either the Registration Statement or the Prospectuses (except for the financial statements and other financial information contained therein as to which such counsel expresses no opinion) as of their respective dates and as of the Closing Date contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the States of Delaware (limited to the Delaware General Corporation Law only), and California or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the U.S. Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Reference to the Prospectuses in this paragraph (b) include any supplements thereto at the Closing Date.

               (c) The Company shall have furnished to the U.S. Representatives and the Selling Stockholders the opinion of Workman, Nydegger & Seeley, patent counsel for the Company, dated the Closing Date, to the effect that:

                    (i) EKI is listed on the records of the United States Patent and Trademark Office as the sole holder of record of each of the patents listed under the heading "U.S. Patents Held by the Company" on
     Schedule IV attached hereto (the "U.S.

     Patents") and each of the patent applications listed under the heading "U.S. Patent Applications Submitted by the Company" on Schedule V attached hereto (the "U.S. Applications"). Such counsel knows of no claims of third parties to any ownership interest or lien with respect to any of the U.S. Patents or U.S. Applications that would conflict with the Company's License Rights under the Amended and Restated License Agreement.

                    (ii) EKI is listed in the records of the appropriate foreign office as the sole holder of record of each of the foreign patents listed under the heading "Non-U.S. Patents Held by the Company" on Schedule VI hereof (the "Non-U.S. Patents") (collectively, the U.S. Patents and Non-U.S. Patents are referred to herein as the "Patents") and each of the foreign patent applications listed under the heading "Non-U.S. Patent Applications Submitted by the Company" on Schedule VII attached hereto (the "Non-U.S. Applications") (collectively, the U.S. Applications and the Non-U.S. Applications are referred to herein as the "Applications"). Such counsel knows of no claims of third parties to any of the Non-U.S. Patents or Non-U.S. Applications that would conflict with the Company's License Rights under the Amended and Restated License Agreement.

                    (iii) Pursuant to the Amended and Restated License Agreement, ECC's License Rights apply with respect to all of the U.S. Patents, Non-U.S. Patents, U.S. Applications and Non-U.S. Applications listed in Schedules IV, V, VI and VII. To the best of such counsel's knowledge, no other person or entity has obtained any rights from EKI that would diminish the exclusive rights the Company obtained under the Amended and Restated License Agreement.

                    (iv) Such counsel has reviewed the statements under the Registration Statement/Prospectuses captions "Risk Factors--Protection of Proprietary Technology," "Business--The Technology," and "Business-- Patents, Proprietary Rights and Trademarks" (collectively, the "Intellectual Property Portion") of the Registration Statement and the Prospectuses. Insofar as such statements constitute a summary of EKI's Patents and Applications and the Company's License Rights, and matters related thereto, such counsel believes them to fairly, accurately and completely summarize the legal matters, documents and proceedings relating to such Patents and Applications and license rights described therein. Nothing has come to the attention of such counsel which causes it to believe that the information in the Intellectual Property Portion contains any untrue statement of a material fact or omits to state a material fact which is required to be stated therein or necessary to make the statements therein not misleading.

                    (v)       Such counsel has no knowledge of any facts that
     (i) would preclude the Company from having clear, exclusive rights to the patents and Applications as granted by the Amended and Restated License Agreement; (ii) would lead such counsel to conclude that any of the Patents are invalid or unenforceable; or (iii) that any patent that may ultimately issue from one or more of the Applications would be invalid or unenforceable. Such counsel has no knowledge of any facts that cause it to believe that the Company lacks any rights to use all intellectual property necessary to conduct its business as now or proposed to be conducted or as described in the Registration Statement or the Prospectuses. Such counsel has knowledge of no facts that would preclude the Company from using the Patents against third parties to prevent such third parties from engaging in infringing conduct.

                    (vi) Such counsel has been advised by the Company of certain specifications for compositions and processes for use in making foamed starch based food containers and more specifically for a container for the McDonald's Quarter Pounder with Cheese and a container for the McDonald's Big Mac (such specifications are attached hereto as Schedule
     VIII). Such counsel is not aware of any patent owned by a party other than EKI that would be infringed by making food containers using the Schedule VIII specifications. Such counsel has also been advised of pre-commercial specifications for compositions and processes for use in making cellulose ether based inorganically filled sheets which might be useable in making food and drink containers. Such counsel is not aware of any patent owned by a party other than EKI that would be infringed by making food containers using specifications for compositions and processes for use in making cellulose ether based inorganically filled sheets.

                    (vii) Such counsel is not aware of any material defect of form in the preparation or filing of the Applications on behalf of EKI. To such counsel's knowledge none of the Applications (excepting specific claims therein) has been finally rejected by the examining agency.

                    (viii) To the best of such counsel's knowledge, the Company has complied with the United States Patent and Trademark Office duty of candor and disclosure during the prosecution leading to the issuance of each of the U.S. Patents.

                    (ix) The Amended and Restated License Agreement has been duly authorized, executed and delivered and is a legal, valid and binding agreement, enforceable against EKI in accordance with its terms;

                    (x) Such counsel knows of no pending or threatened action, suit, proceeding or claim by governmental authorities or others that the Company is infringing or otherwise violating any patents or trade secrets.

                    (xi) Such counsel is not aware of any pending or threatened actions, suits, proceedings or claim by governmental authorities or others challenging the validity or scope of the Patents.

                    (xii) Such counsel is not aware of any infringement on the part of any third party of any patent or trade secret in violation of rights held by the Company.

               (d) The Company shall have furnished to the U.S. Representatives and the Selling Stockholders the opinion of Olsson, Frank & Weeda, P.C., special regulatory counsel for the Company, dated the Closing Date, to the effect that:

                    (i) The statements under the captions "Risk Factors--FDA Regulation," and "Business--Government Regulation" (collectively, the "Regulatory Portion") in the Registration Statement and the Prospectuses and any amendment or supplement thereto, to the extent that they reflect matters of law, summaries of law or regulations, or regulatory status of the Company, are correct and complete in all material respects, subject to the qualifications set forth therein.

                    (ii) Each of the components of the Company's Big Mac sandwich container ("Big Mac Container") is either approved by the Food and Drug Administration (the "FDA") as an indirect food additive for its intended use, is codified in the regulations of the FDA as "generally recognized as safe" ("GRAS"), or is regarded by the Company and its consultants (including such counsel) as GRAS for its intended use. Sale of products manufactured using the formulation of Ali-ite used in manufacturing the prototype Big Mac Container does not violate the laws and regulations of the FDA.

                    (iii) Nothing has come to the attention of such counsel which causes such counsel to believe that the information contained in (a) the Registration Statement, or any amendments thereof contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (b) the Prospectuses, or any amendments thereof, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (e) The Company shall have furnished to the U.S. Representatives and the Selling Stockholders the opinion of Paul, Hastings, Janofsky & Walker LLP, environmental counsel for the Company, dated the Closing Date, to the effect that: nothing has come to the attention of such counsel which causes such counsel to believe that the information contained in (a) the Registration Statement, or any amendments thereof contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (b) the Prospectuses, or any amendments thereof, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (f) The Selling Stockholders shall have furnished to the U.S. Representatives the opinion of Milbank, Tweed, Hadley & McCloy, counsel for the Selling Stockholders, dated the Closing Date, to the effect that:

                    (i) Each Selling Stockholder is the record owner of the Securities to be sold by such Selling Stockholder pursuant to this Agreement or the International Underwriting Agreement; and

                    (ii) Upon payment for and delivery of the Securities in accordance with the terms of this Agreement and the International Underwriting Agreement, and assuming the Underwriters are acquiring the Securities purchased by them in good faith without notice of any adverse claim (as defined in Section 8102(a)(1) of the California Uniform Commercial Code), the Underwriters will be the owners of the Securities purchased by them, free and clear of any adverse claim.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the States of Delaware, New York or California or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the U.S. Underwriters, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Selling Stockholders and the Contributing Stockholders and public officials.

               (g) The U.S. Representatives shall have received from Latham & Watkins, counsel for the U.S. Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the U.S. Securities, the Registration Statement, the Prospectuses (together with any supplement thereto) and other related matters as the U.S. Representatives may reasonably require, and the Company and each Selling Stockholder shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

               (h) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board, the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectuses, any supplements to the Prospectuses and this Agreement and that:

                    (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                    (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                    (iii) since the date of the most recent financial statements included in the Prospectuses (exclusive of any supplement thereto), there has been no Material Adverse Effect.

               (i) Each Selling Stockholder shall have furnished to the Representatives a certificate, signed by the Chairman of the Board, the President and the principal financial or accounting officer of such Selling Stockholder or by or on behalf of such Selling Stockholder, individually, dated the Closing Date, to the effect that the representations and warranties of such Selling Stockholder in this Agreement and in the Custody Agreement and Power of Attorney are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.

               (j) At the Execution Time and at the Closing Date, Deloitte & Touche LLP shall have furnished to the U.S. Representatives and the Selling Stockholders letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the U.S. Representatives, confirming that they are independent accountants within the meaning of the Act and the applicable published rules and regulations thereunder and that they have performed a review of the financial information of the Company contained in the Registration Statement and Prospectuses in accordance with Statement on Accounting Standards No. 71 and stating in effect that:

                    (i) in their opinion the audited financial statements and financial statement schedules and pro forma financial statements included in the Registration Statement and the Prospectuses and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

                    (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company; their limited review, in accordance with standards established under Statement on Auditing Standards No. 71 of the unaudited interim financial information, if any, carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and the Executive, Compensation, Audit, Conflicts and Stock Option committees of the Company; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to transactions and events subsequent to December 31, 1997, nothing came to their attention which caused them to believe that:

                              (1) any unaudited financial statements, if any, included in the Registration Statement and the Prospectuses do not comply in form in all material respects with applicable accounting requirements of the Act and with the published rules and regulations of the Commission with respect to registration statements on Form S-1; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectuses;

                              (2) with respect to the period subsequent to December 31, 1997, there were any changes in the long-term debt of the Company or capital stock of the Company or decreases in the stockholders' equity of the Company as compared with the amounts shown on December 31, 1997, consolidated balance sheet included in the Registration Statement and the Prospectuses, or for the period subsequent to December 31, 1997 there were any decreases, as compared with the corresponding period in the preceding year in net revenues or income before income taxes or in total or per share amounts of net income of the Company, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the U.S. Representatives; or

                              (3) the information included in the Registration Statement and Prospectuses in response to Regulation S-K, Item 301 (Selected Financial Data), Item 302 (Supplementary Financial Information), Item 402 (Executive Compensation) and Item 503(d) (Ratio of Earnings to Fixed Charges) is not in conformity with the applicable disclosure requirements of Regulation S-K.

                    (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectuses, including the information set forth under the captions "Selected Financial Data" and "Experts" in the Prospectuses, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

                    (iv) on the basis of a reading of the unaudited pro forma financial statements included in the Registration Statement and the Prospectuses (the "pro forma financial statements"); carrying out certain specified procedures; inquiries of certain officials of the Company who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

          References to the Prospectuses in this paragraph (j) include any supplement thereto at the date of the letter.

               (k) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectuses (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (j) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the U.S. Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the U.S. Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectuses (exclusive of any supplement thereto).

               (l) On or prior to the Execution Time, the National Association of Securities Dealers shall have approved the Underwriters' participation in the distribution of the Securities to be sold by the Selling Stockholders.

               (m) At the Execution Time, unless otherwise agreed to in writing by the Representatives, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each officer and director of the Company and stockholders addressed to the Representatives, in which each such person agreed that, until such date which is (a) 270 days after the Closing Date if such person is a Selling Stockholder or (b) 180 days after the Closing Date if such person is not a Selling Stockholder, without the prior written consent of Salomon Brothers Inc, such person will not, directly or indirectly, offer, sell, contract to sell, grant any option or warrant for the sale of, register, loan, pledge, grant any rights with respect to, or otherwise transfer or dispose of any shares of capital stock of the Company or securities convertible into or exchangeable or exercisable for, or any rights to purchase or acquire, such shares of capital stock, including, without limitation, Common Stock which now or hereafter may be deemed to be beneficially owned by such person, subject to certain exceptions set forth therein. It is understood that as joint book-running managers Salomon Brothers Inc and Smith Barney Inc., on the one hand, and Credit Suisse First Boston Corporation, on the other hand, have agreed not to release the Company or any stockholders of the Company from any restriction on transactions relating to the Company's securities without the written consent of the other.

               (n) On or prior to the Execution Time, the Nasdaq National Market shall have approved the quotation of the Securities on the Nasdaq National Market.

               (o) Prior to the Closing Date, the Company shall have furnished to the U.S. Representatives such further information, certificates and documents as the U.S. Representatives may reasonably request.

               (p) The closing of the purchase of the International Underwritten Securities to be issued and sold by the Company pursuant to the International Underwriting Agreement shall occur concurrently with the closing described herein.

               (q) The Company shall have caused the conversion for all Selling Stockholders of the shares of Series A Cumulative Senior Convertible Preferred Stock of the Company into shares of Common Stock.

               (r) The Company shall have caused the recapitalization and stock split to become effective in which each share of Common Stock will be converted into 262 shares of Common Stock.

               (s) The Company shall have caused the Company's Certificate of Incorporation and by-laws to be amended to, among other things, change the Company's name to EarthShell Corporation from EarthShell Container Corporation.

               (t) The Company shall have arranged for proceeds from the sale of Common Stock contemplated hereunder to be paid to Imperial Bank in satisfaction of all amounts owing under the Company's Credit Facility and for termination of such Credit Facility in connection therewith.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company and each Selling Stockholder in writing or by telephone or facsimile confirmed in writing.

          The documents required to be delivered by this Section 6 shall be delivered at the office of Latham & Watkins, counsel for the U.S. Underwriters, at 650 Town Center Drive, 20th Floor, Costa Mesa, California 92626, on the Closing Date.

          7. REIMBURSEMENT OF U.S. UNDERWRITERS' EXPENSES. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the U.S. Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or any Selling Stockholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the U.S. Underwriters, the Company will reimburse the U.S. Underwriters severally through Smith Barney Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the U.S. Securities. If the Company is required to make any payments to the U.S. Underwriters under this Section 7 because of any Selling Stockholder's refusal, inability or failure to satisfy any condition to the obligations of the U.S. Underwriters set forth in Section 6, such Selling Stockholders shall, together with any other Selling Stockholders so refusing, unable or failing to satisfy such conditions, on a pro rata basis, reimburse the Company on demand for all amounts so paid.

          8.   INDEMNIFICATION AND CONTRIBUTION.

               (a) The Company and EKI jointly and severally agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any U.S. or International Preliminary Prospectus or in either of the Prospectuses, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company and EKI will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any U.S. Underwriter through the U.S. Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company and EKI may otherwise have.

               (b) Each Selling Stockholder severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls the Company or any Underwriter within the meaning of either the Act or the Exchange Act, each other Selling Stockholder to the same extent as the foregoing indemnity from the Company and EKI to each Underwriter, but only with reference to written information furnished to the Company by or on behalf of such Selling Stockholder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Selling Stockholder may otherwise have. Notwithstanding anything to the contrary in this Agreement, the aggregate liability any Selling Stockholder shall have to all U.S. Underwriters and other persons and entities pursuant to this Agreement (whether pursuant to Section 1(b), 8(b), 8(e) or otherwise), shall not exceed an amount equal to the net proceeds (after deducting the Underwriters' discount) received by such Selling Stockholder from the sale of the Securities pursuant to this Agreement.

               (c) Each U.S. Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement and each person who controls the Company within the meaning of either the Act or the Exchange Act and each Selling Stockholder to the same extent as the foregoing indemnity to each U.S. Underwriter, but only with reference to written information relating to such U.S. Underwriter furnished to the Company by or on behalf of such U.S. Underwriter through the U.S. Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any U.S. Underwriter may otherwise have. The Company and each Selling Stockholder acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the U.S. Securities, the stabilization legend in block capital letters on page 2 and, under the heading "Underwriting," (i) the sentences related to concessions and reallowances and
(ii) the paragraph related to stabilization in the Prospectuses constitute the only information furnished in writing by or on behalf of the several U.S. Underwriters for inclusion in the Prospectuses.

               (d)  Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party
(i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); PROVIDED, HOWEVER, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

               (e)  In the event that the indemnity provided in paragraph (a),
(b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Stockholders and the U.S. Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company, one or more of the Selling Stockholders and one or more of the U.S. Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, by the Selling Stockholders and by the U.S. Underwriters from the offering of the U.S. Securities; PROVIDED, HOWEVER, that in no case shall any U.S. Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the U.S. Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such U.S. Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Stockholders and the U.S. Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, of the Selling Stockholders and of the U.S. Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and by the Selling Stockholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by each of them, and benefits received by the U.S. Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the U.S. Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, the Selling Stockholders or the U.S. Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholders and the U.S. Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an U.S. Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an U.S. Underwriter shall have the same rights to contribution as such U.S. Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

          9. DEFAULT BY AN U.S. UNDERWRITER. If any one or more U.S. Underwriters shall fail to purchase and pay for any of the U.S. Securities agreed to be purchased by such U.S. Underwriter or U.S. Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining U.S. Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of U.S. Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of U.S. Securities set forth opposite the names of all the remaining U.S. Underwriters) the U.S. Securities which the defaulting U.S. Underwriter or U.S. Underwriters agreed but failed to purchase; PROVIDED, HOWEVER, that in the event that the aggregate amount of U.S. Securities which the defaulting U.S. Underwriter or U.S. Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of U.S. Securities set forth in Schedule I hereto, the remaining U.S. Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the U.S. Securities, and if such nondefaulting U.S. Underwriters do not purchase all the U.S. Securities, this Agreement will terminate without liability to any nondefaulting U.S. Underwriter, the Selling Stockholders or the Company. In the event of a default by any U.S. Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the U.S. Representatives shall determine in order that the required changes in the Registration Statement and the Prospectuses or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting U.S. Underwriter of its liability, if any, to the Company, the Selling Stockholders and any nondefaulting U.S. Underwriter for damages occasioned by its default hereunder.

          10. TERMINATION. This Agreement shall be subject to termination in the absolute discretion of the U.S. Representatives, by written notice given to the Company prior to delivery of and payment for the U.S. Securities, if at any time prior to such time (i) a banking moratorium shall have been declared either by Federal or New York State authorities, (ii) trading in securities on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on such Exchange or National Market, or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the U.S. Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the U.S. Prospectus (exclusive of any supplement thereto).

          11. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of each of the Selling Stockholders and of the U.S. Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any U.S. Underwriter, any Selling Stockholder or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the U.S. Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

          12. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the U.S. Representatives, will be mailed, delivered or telefaxed to the General Counsel, care of Smith Barney Inc., at 388 Greenwich Street, New York, New York, 10013, Attention:
Manager, Investment Banking, or, if sent to the Company, will be mailed, delivered or telefaxed to (805) 899-3519 facsimile number and confirmed to it at 800 Miramonte Drive, Santa Barbara, California 93109, Attention of the Legal Department; or if sent to any Selling Stockholder, will be mailed, delivered or telefaxed to (805) 899-3519 and confirmed to him at 800 Miramonte Drive, Santa Barbara, California, 93109, Attention: Simon K. Hodson, D. Scott Houston, as attorneys in fact, c/o EarthShell Corporation, with a copy to Milbank, Tweed, Hadley & McCloy, telefaxed to (213) 629-5063,
Attention: Kenneth J. Baronsky, and confirmed to him at 601 South Figueroa Street, Los Angeles, California 90017.

          13. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

          14. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

          15. COUNTERPARTS. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

          16. HEADINGS. The section headings used herein are for convenience only and shall not affect the construction hereof.

          17. DEFINITIONS. The terms which follow, when used in this Agreement, shall have the meanings indicated.

          "Act" shall mean the Securities Act of 1933, as amended.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

          "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

          "International Preliminary Prospectus" shall have the meaning set forth under "U.S. Preliminary Prospectus."

          "Preliminary Prospectus" shall have the meaning set forth under "U.S. Preliminary Prospectus."

          "Prospectus" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date.

          "Registration Statement" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

          "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

          "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

          "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the initial registration statement.

          "U.S. Preliminary Prospectus" and the "International Preliminary Prospectus", respectively, shall mean any preliminary prospectus with respect to the offering of the U.S. Securities and the International Securities, as the case may be, referred to in paragraph (i) above and any preliminary prospectus with respect to the offering of the U.S. Securities and the International Securities, as the case may be, included in the Registration Statement at the Effective Date that omits Rule 430A Information; and the U.S. Preliminary Prospectus and the International Preliminary Prospectus are hereinafter collectively called the "Preliminary Prospectuses".

          "United States or Canadian Person" shall mean any person who is a national or resident of the United States or Canada, any corporation, partnership, or other entity created or organized in or under the laws of the United States or Canada or of any political subdivision thereof, or any estate or trust the income of which is subject to United States or Canadian Federal income taxation, regardless of its source (other than any non-United States or non-Canadian branch of any United States or Canadian Person), and shall include any United States or Canadian branch of a person other than a United States or Canadian Person. "U.S." or "United States" shall mean the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several U.S. Underwriters.

                                   Very truly yours,


                                   EarthShell Corporation


                                   By:
                                      ---------------------------------------
                                      Chief Executive Officer and President


                                   Selling Stockholders


                                   By:
                                      ---------------------------------------
                                      Attorney-in-Fact

                                   E. Khashoggi Industries, LLC


                                   By:
                                      ---------------------------------------

                                      Chief Executive Officer and President

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.


Smith Barney Inc.
Credit Suisse First Boston Corporation

By:  Smith Barney Inc.


By:
   ---------------------------------
   Vice President

For themselves and the other several U.S.
Underwriters named in Schedule I to the
foregoing Agreement.


Smith Barney Inc.


By:
   ---------------------------------
   Vice President

                                      EXHIBIT A

                                  LOCK-UP AGREEMENT

January __, 1998

Salomon Brothers Inc.
Credit Suisse First Boston
  As Representatives of the Several Underwriters,
     c/o  Salomon Brothers Inc
          Seven World Trade Center
          New York, New York 10048

Ladies and Gentlemen:

          Reference is made to the proposed initial public offering (the "Offering") of the Common Stock, $.01 par value per share (the "Common Stock"), of EarthShell Corporation, a Delaware corporation (the "Company"), pursuant to which Salomon Brothers Inc and Credit Suisse First Boston, together with certain of their affiliated international entities, will serve as representatives (the "Representatives") of the various underwriters (the "Underwriters").

          The undersigned understands that the Underwriters propose to enter into a U.S. Underwriting Agreement and an International Underwriting Agreement (the "Underwriting Agreements") with the Company providing for the purchase by the Underwriters of the Common Stock and that the Underwriters propose to reoffer the Common Stock in a public offering.

          In consideration of the execution of the Underwriting Agreements by the Representatives, the undersigned agrees that, until such date which is (a) 270 days after the consummation (the "Closing Date") of the Offering if the undersigned is selling Common Stock in the Offering (including shares, if any, sold as part of the over-allotment option granted to the Underwriters) or (b) 180 days after the Closing Date of the Offering if the undersigned is not selling Common Stock in the Offering (including shares, if any, sold as part of the over-allotment option granted to the Underwriters) (such 270-day or 180-day period is hereafter referred to as the "Lock-up Period"), without the prior written consent of Salomon Brothers Inc, the undersigned will not, directly or indirectly, offer, sell, contract to sell, grant any option or warrant for the sale of, register, loan, pledge, grant any rights with respect to, or otherwise transfer or dispose of (collectively, a "Disposition") any shares of capital stock of the Company or securities convertible into or exchangeable or exercisable for, or any rights to purchase or acquire, such shares of capital stock, including, without limitation, Common Stock which now or hereafter may be deemed to be beneficially owned by the undersigned (collectively, the "Securities") (beneficial ownership to be determined in accordance with the rules and regulations of the Securities and Exchange Commission); provided, however, that the undersigned may transfer shares of (i) capital stock to one or more affiliates (including partners of any partnership) or one or more members of the undersigned's immediate family, or a trust, the sole beneficiaries of which are members of such individual's immediate family, provided, that the transferee agrees in writing to be bound by the terms of this letter agreement, (ii) Series A Cumulative Senior Convertible Preferred Stock (the "Preferred Stock") to the Company pursuant to the redemption provisions of the Certificate of Designation of the Preferred Stock (the "Certificate of Designation"), (iii) Preferred Stock to the Company in exchange for Common Stock pursuant to the conversion provisions of the Certificate of Designation and (iv) Common Stock to the Underwriters in the Offering, including pursuant to the over-allotment option granted to the Underwriters.

          The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-up Period, even if such Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that includes, relate to or derives any significant part of its value from Securities.

          The undersigned agrees and consents to the entry of stop transfer instructions with the transfer agent for the Company's capital stock against any transfer of shares of capital stock of the Company in contravention of the restrictions set forth above. The undersigned confirms that it understands that the Underwriters and the Company will rely upon the representations set forth in this letter in proceeding with the Offering.

          The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement, and that, upon request, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof.

          All authority herein conferred or agreed to be conferred shall survive the death of incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

          If, for any reason, the Closing Date of the Offering does not occur prior to May 31, 1998, or if the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), this agreement shall be terminated.


                                        -----------------------------------
                                        Signature


                                        -----------------------------------
                                        Printed Name

Accepted as of the date hereof:

SALOMON BROTHERS INC
CREDIT SUISSE FIRST BOSTON
SALOMON BROTHERS
  INTERNATIONAL LIMITED
CREDIT SUISSE FIRST BOSTON

     As Representative of the Several Underwriters

     By:  SALOMON BROTHERS INC

          By:
                 -----------------------
          Name:
                 -----------------------
          Title:
                 -----------------------